Exhibit 10.1

SPONSOR SECURITIES PURCHASE AGREEMENT

This Sponsor Securities Purchase Agreement (this “Agreement”), dated as of February 9, 2024 is entered into between EVGI Limited (the “Buyer”), Cactus Acquisition Corp. 1 Ltd., a Cayman Islands exempted company and a special purpose acquisition company (the “SPAC”), and Cactus Healthcare Management LP, a Delaware limited partnership (the “Sponsor”).

RECITALS

WHEREAS, the SPAC, a Cayman Islands exempted company incorporated on April 19, 2021, consummated an initial public offering of its units (“IPO”) on November 2, 2021, generating gross proceeds of $126,500,000;

WHEREAS, the Class A ordinary shares (“Class A Ordinary Shares”), warrants and units of the SPAC are listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the trading symbols “CCTS”, “CCTSW” and “CCTSU” respectively;

WHEREAS, Sponsor is the sponsor of the SPAC, and as of the date hereof, holds (a) 4,866,667 private placement warrants to purchase Class A Ordinary Share of the SPAC (the “Private Placement Warrants”), (b) 3,162,499 Class A Ordinary Shares (excluding Assigned Interests, as defined below) (which are founders shares that were converted from Class B Ordinary Shares (as defined below) and are subject to certain transfer restrictions and reduced economic rights relative to publicly-held Class A Ordinary Shares, as disclosed in the SPAC’s SEC Filings (as defined below)) (the “Sponsor Class A Ordinary Shares”), and (c) one (1) Class B ordinary share, par value $0.0001 per share (the “Class B Ordinary Share”);

WHEREAS, at an extraordinary general meeting of the shareholders of the SPAC held on November 2, 2023 (the “Extraordinary Meeting”), the shareholders approved an amendment to the amended and restated memorandum and articles of association of the SPAC (the “Charter”) extending the date by which the SPAC must complete its initial business combination (the “Termination Date”) from November 2, 2023 (the “Existing Termination Date”) to November 2, 2024 (the “Amended Termination Date”), or such earlier date as determined by the SPAC’s board of directors (the “Board”);

WHEREAS, the SPAC received a written notice (the “Notice of Delisting”) from the Nasdaq Listing Qualifications Department of Nasdaq on September 8, 2023 indicating that the SPAC is not in compliance with Nasdaq Listing Rule 5450(a)(2), which requires the SPAC to maintain at least 400 total holders for continued listing on the Nasdaq Global Market (the “Minimum Total Holders Rule”);

WHEREAS, the SPAC has submitted a plan to regain compliance with the Minimum Total Holders Rule. Nasdaq has accepted the SPAC’s plan, and in doing so Nasdaq granted the SPAC an extension until March 6, 2024 to evidence compliance with the Minimum Total Holders Rule;

WHEREAS, an economic interest in approximately 115,000 Sponsor Class A Ordinary Shares in connection with the SPAC's April 2023 shareholder meeting, plus up to 184,900 Sponsor Class A Ordinary Shares in connection with the SPAC's November 2023 shareholder meeting, assuming that the SPAC's existence continues for the full 12 months following the November 2023 shareholder meeting (or 15,416 Sponsor Class A Ordinary Shares per month in connection with the November 2023 shareholder meeting), have been assigned to certain shareholders by the Sponsor in connection with such shareholders entering into certain non-redemption agreements, with such economic interest vesting upon a consummation of a business combination (the “Assigned Interests”); and

WHEREAS, Sponsor wishes to sell to Buyer, and Buyer wishes to purchase from Sponsor, the Transferred Securities (as defined below), subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
PURCHASE AND SALE

Section 1.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing (as defined herein), Sponsor shall sell, assign, convey and deliver to Buyer, and Buyer shall purchase and accept from Sponsor, all of Sponsor’s right, title, and interest in and to (a) 2,529,999 Sponsor Class A Ordinary Shares, (b) 1 Class B Ordinary Share and (c) 3,893,334 Private Placement Warrants, which collectively represents 80% of the securities of the SPAC owned by the Sponsor (the “Transferred Securities”), for the consideration specified in Section 1.02. Such Transferred Securities shall be free and clear of any mortgage, pledge, lien, charge, security interest, claim, or other encumbrance (“Encumbrance”) at the Closing. The remaining 20% of the securities of the SPAC owned by the Sponsor will continue to be held by the Sponsor. The Sponsor agrees not to sell, transfer, or otherwise dispose of any or all of its remaining 20% of the securities of the SPAC held by it to any third party in a privately-negotiated or off-market transaction, other than the transfer of the Assigned Interests (as previously agreed by the Sponsor), a pro rata transfer to each of the partners in the Sponsor, or any other transfer that is in accordance with applicable transfer restrictions under the letter agreement, dated October 28, 2021, entered into by the Sponsor and the SPAC’s officers and directors with the SPAC (the “Letter Agreement”), without first offering the Buyer the opportunity to purchase such interest on the same terms. The Buyer shall have fourteen (14) days from receipt of written notice from the Sponsor detailing the terms of the proposed transfer to exercise this right of first refusal. For the sake of clarity, the foregoing right of first refusal shall not apply to a market sale of securities of the SPAC by the Sponsor following the completion of a business combination by the SPAC and the lapse of the restrictions on transfer under the Letter Agreement.

Section 1.02 Purchase Price. The aggregate purchase price for the Transferred Securities, payable at the Closing in accordance with Section 1.04, shall be an amount in cash equal to $1.00 (the “Closing Purchase Price”).

Section 1.03 Use of Name. Sponsor is not conveying ownership rights or granting Buyer or any Affiliate of Buyer a license to use any of the trade names, trademarks, service marks, logos or domain names of the Sponsor or any of its Affiliates (including the name “Cactus” or any trade name, trademark, service mark, logo or domain name incorporating the name “Cactus”). Buyer and SPAC agree that upon the earlier of (i) the closing of the Business Combination or (ii) the liquidation of the SPAC, neither SPAC nor Buyer shall use, or permit any Affiliate thereof to use, in any manner the names or marks of Sponsor; provided that Sponsor acknowledges that Buyer shall not be obligated to change or modify the name of SPAC prior to the closing of the Business Combination.

Section 1.04 Closing. Subject to the satisfaction or waiver of the conditions set forth in ARTICLE IV, the transfer of the Transferred Securities contemplated by this Agreement (the “Closing”) shall take place remotely on the first business day following the satisfaction of the conditions to Closing set forth herein, or on such other date as may be fixed for Closing in writing by the parties to this Agreement (the “Closing Date”).

Section 1.05 SPAC Management

(a) On or prior to the Closing Date, SPAC’s officers shall execute and deliver to Buyer resignation letters, which letters shall take effect on the Closing Date. Upon the Closing, SPAC shall take such actions as necessary to effectuate the removal of SPAC’s existing officers and replacement with the persons designated by Buyer.

(b) On or prior to the Closing Date, SPAC’s directors shall execute and deliver to SPAC resignation letters, so that (i) effective as of the Closing, each of Nachum (Homi) Shamir and Dr. Hadar Ron shall resign and be replaced by two replacement directors, as well as one additional new director, each designated by Buyer and appointed by the remaining directors, as of the Closing (the “New Directors”), and (ii) effective following the Closing, following the expiration of any applicable waiting periods under Section 14(f) of the Exchange Act and Rule 14f-1 thereunder, the other remaining current directors of SPAC from prior to the Closing (i.e., Ofer Gonen, Dr. David Sidransky and Dr. David Shulkin) shall resign and be replaced by two or more individuals who are designated by Buyer and appointed by the New Directors to the SPAC’s board of directors and committees thereof. .

(c) Effective as of the Closing, the SPAC will use commercially reasonable efforts to appoint new signatories selected by the Buyer to the SPAC’s bank account(s) or have the bank accounts closed and the funds (if any) in such bank accounts transferred to an account designated by Buyer. Pending the effectiveness of the appointment or designation, the existing signatories shall act solely in accordance with written instructions provided by the Buyer.

(d)  Insider Letter. At the Closing, the Buyer and SPAC shall enter into a joinder to the letter agreement entered into by the Sponsor with SPAC upon the closing of the IPO (the “Insider Letter”).

Section 1.06 Other Covenants of Buyer, SPAC and Sponsor

(a) Waiver of Deferred Underwriting Fees. On or prior to the Closing Date, SPAC shall deliver to Buyer a full and unconditional waiver by Moelis & Company LLC and Oppenheimer & CO. Inc (the “Underwriters”) of the deferred underwriting fees which would be owed to the Underwriters upon consummation of a Business Combination pursuant to that certain Underwriting Agreement, dated as of October 28, 2021, between SPAC and the Underwriters (the “Underwriting Agreement”).

(b) Delivery of Records. On the Closing Date, SPAC shall deliver to Buyer all (if any) of SPAC’s organizational documents, minute and stock record books and the corporate seal, books of account, general, financial, tax and personnel records, invoices, shipping records, supplier lists, correspondence and other documents, records and files and computer software and programs to a location designated by Buyer. Sponsor shall not retain copies of the foregoing, except for archiving and legal recordkeeping purposes in accordance with prior practice or as required by law.

(c) Post-Closing Invoices. If the Sponsor shall receive any invoice addressed to the SPAC following the Closing and for a period of three months thereafter, the Sponsor shall give notice of such receipt to Buyer within ten (10) days thereafter.

(d) Registration Rights. The Buyer and SPAC shall cause the post-Business Combination company to ensure that the securities of the SPAC held by the Sponsor receive the same registration and other rights and contain the same lockup and other restrictions as the Transferred Securities purchased by the Buyer hereunder.

(e)  Form 10-K. SPAC shall prepare the SPAC’s Form 10-K for the period ended December 31, 2023 (the “2023 Annual Report Form 10-K”) and provide the Buyer with a draft as promptly as practicable, but in no event later than February 22, 2024. Buyer shall be responsible for the legal and accounting fees related to the preparation of the initial draft of the 2023 Annual Report Form 10-K, as included in the Covered Expenses.

  Section 1.07 Indemnification by SPAC All rights to exculpation or indemnification for acts or omissions occurring through the date hereof now existing in favor of any of the officers and directors of SPAC prior to the consummation of the Business Combination as provided in the Memorandum and Articles of Association will survive the execution of this Agreement and the Closing and will continue in full force and effect in accordance with their terms and will not be amended by SPAC to eliminate or reduce such rights except to the extent required by law. To the extent that the officers or directors of the SPAC obtain any additional indemnification protection in the Business Combination Agreement or any ancillary agreement related thereto, all former officers and directors of the SPAC shall be included in such provisions and shall receive identical indemnification protection.

Section 1.08 Buyer Liability for Expenses. The Covered Expenses (as defined below) shall be the responsibility of the Buyer after the Closing. Without derogating from the foregoing, all liabilities incurred by SPAC following the Closing shall be borne by Buyer.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SPONSOR OR SPAC

Sponsor or SPAC (as applicable) represents and warrants to Buyer that the statements contained in this Article II are true and correct as of the date hereof. For purposes of this Article II, “Sponsor’s knowledge,” “knowledge of Sponsor,” and any similar phrases shall mean the actual or constructive knowledge of Sponsor.

Section 2.01 Organization and Authority; Enforceability. The Sponsor is an entity duly organized, validly existing, and in good standing with its state or jurisdiction of formation. Sponsor has full power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. The execution, delivery, and performance by Sponsor of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Sponsor. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Sponsor, and, assuming due authorization, execution, and delivery by Buyer, this Agreement and the documents to be delivered hereunder constitute legal, valid, and binding obligations of Sponsor, enforceable against Sponsor in accordance with their respective terms.

Section 2.02 Accrued Expenses. SPAC represents that Schedule I lists the accrued expenses of the SPAC (the “Covered Expenses”) that will be the responsibility of the Buyer after the Closing. For the avoidance of doubt, the Buyer shall not be liable, responsible or otherwise obligated to pay any expenses or obligations of the SPAC which were incurred prior to the Closing Date other than the Covered Expenses.

Section 2.03 Covered Expenses. SPAC represents that as of the Closing Date, there will be no less than $0 cash in the SPAC’s working capital account (inclusive of pre-paid assets) of the SPAC, excluding the amount of any Covered Expenses, which are to be assumed by the Buyer in accordance with Section 2.02.

Section 2.04 Legal Proceedings. Each of SPAC and Sponsor represents that (in the case of Sponsor, to its knowledge) as of the date hereof, there is no claim, action, suit, proceeding, or governmental investigation or exchange inquiry (collectively, “Action”) against SPAC or Sponsor of any nature pending or, to each of SPAC's and Sponsor’s knowledge, threatened against SPAC or Sponsor that challenges or seeks to prevent, enjoin, or otherwise delay or have an adverse effect on the transactions contemplated by this Agreement, or seeks any monetary compensation from SPAC or Sponsor. To each of SPAC’s and Sponsor’s knowledge, no event has occurred or circumstances exist, except for the transfer of the Transferred Securities to the Sponsor and sale of the Transferred Securities contemplated herein, that may give rise to, or serve as a basis for, any such Action.

Section 2.05 No Conflicts. SPAC represents that the execution, delivery, and performance by it of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the any organizational documents of Sponsor; (b) violate or conflict with any rule,  statute, or law of Nasdaq, the SEC or any other ordinance, rule, or regulation applicable to the SPAC; or (c) result in any violation, conflict with, or constitute a default under SPAC’s organizational documents.

Section 2.06 Consents and Approvals. SPAC represents that it has obtained all consents, approvals, waivers, or authorizations required to be obtained by it (if any) from any person or entity (including any governmental authority) in connection with the execution, delivery, and performance by it of this Agreement and the consummation of the transactions contemplated hereby, including approval of SPAC’s board of directors.

Section 2.07 Ownership of Transferred Securities.

(a) As of the date hereof and at the Closing, Sponsor is and will be the sole legal, beneficial, record, and equitable owner of the Transferred Securities, free and clear of all Encumbrances (other than any encumbrances that may exist as a result of applicable securities laws).

(b) The Transferred Securities owned by the Sponsor were not issued in violation of the organizational documents of SPAC or Sponsor or any other agreement, arrangement, or commitment to which Sponsor is a party and are not in violation of any preemptive or similar rights of any Person. “Person” means an individual, corporation, partnership, joint venture, limited liability company or, governmental authority, unincorporated organization, trust, association, or other entity.

(c) Other than the organizational documents of Sponsor and the SPAC, and as disclosed in the SPAC’s SEC filings, there are no voting trusts, proxies, or other agreements or understandings in effect with respect to the voting or transfer of any of the Transferred Securities.

Section 2.08 SEC Filings. SPAC hereby represents that except for the Annual Report 2023 Form 10-K, as of the date hereof, it has filed or furnished, as applicable, all registration statements, forms, reports and other documents required to be filed by it with the SEC since April 1, 2021. All such registration statements, forms, reports and other documents are referred to herein as the “SPAC’s SEC Filings.” To the knowledge of SPAC, the SPAC’s SEC Filings do not contain any material misrepresentation or omit to state any material fact. Buyer shall be responsible for submitting any filing required after the date hereof, including filings in connection with entry into this Agreement and the Schedule 14F reporting the Change in Control of the SPAC’s Board of Directors, if required.

Section 2.09 Brokers. SPAC and the Sponsor represents that no broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the sale of the Transferred Securities contemplated herein based upon arrangements made by or on behalf of Sponsor.

Section 2.10 Taxes. To the SPAC’s knowledge, (a) all tax returns (including information returns) required to be filed on or before the Closing Date by the SPAC have been timely filed, (b) all such tax returns are true, complete and correct in all respects, (c) all taxes due and owing by the SPAC (whether or not shown on any tax return) have been timely paid, (d) all deficiencies asserted, or assessments made, against the SPAC as a result of any examinations by any taxing authority have been fully paid, and (e) there are no pending or threatened actions by any taxing authority.

Section 2.11 Liabilities. SPAC hereby represents that Schedule 2.11 hereto contains a true and correct list of all outstanding invoices, loans, accounts payable, accrued expenses and other liabilities (collectively, “Liabilities”) of SPAC as of the Closing Date, and there are no other Liabilities of SPAC as of the Closing Date other than the Liabilities set forth on Schedule 2.11. SPAC further represents that the service providers listed on Schedule 2.11 have waived all amounts outstanding and owing to them in excess of the amounts listed on Schedule 2.11, and SPAC has provided such waivers to Buyer. Prior to the Closing, SPAC shall take all actions to ensure that SPAC has satisfied, discharged or paid all Liabilities other than the Liabilities listed on Schedule 2.11 (which, for the avoidance of doubt, will be paid by SPAC using the proceeds from the Business Combination).

Section 2.12 Trust Waiver. SPAC hereby represents that other than as disclosed in the SPAC’s SEC Filings or as set forth on Schedule 2.12, as of the date hereof, SPAC does not have any outstanding material contracts, agreements, binding arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses leases and other, instruments or obligations of any kind (including any amendments and other modifications thereto) with any vendors, service providers, prospective target businesses or other entities with which SPAC does business (except its independent registered public accounting firm) which do not include a waiver by such counterparties of any right, title, interest or claim of any kind in or to any monies held in the Trust Account (as defined below).

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Sponsor that the statements contained in this ARTICLE III are true and correct as of the date hereof. For purposes of this ARTICLE III, “Buyer's knowledge,” “knowledge of Buyer” and any similar phrases shall mean the actual or constructive knowledge of any director or officer of Buyer.

Section 3.01 Organization and Authority of Buyer; Enforceability. Buyer is duly organized, validly existing, and in good standing with the state of its formation. Buyer has full power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. The execution, delivery, and performance by Buyer of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Buyer. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyer, and, assuming due authorization, execution, and delivery by Sponsor, this Agreement and the documents to be delivered hereunder constitute legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

Section 3.02 No Conflicts; Consents. The execution, delivery, and performance by Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the organizational documents of Buyer; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to Buyer. No consent, approval, waiver, or authorization is required to be obtained by Buyer from any Person or entity (including any governmental authority) in connection with the execution, delivery, and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.03 Investment Purpose. Buyer is acquiring the Transferred Securities solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Transferred Securities are not registered under the Securities Act of 1933, as amended, or registered under any state securities laws, and that the Transferred Securities may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended, or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

Section 3.04 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

Section 3.05 Legal Proceedings. There is no Action of any nature pending or, to Buyer's knowledge, threatened against or by Buyer that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 3.06 No Further Representations of Sponsor. Buyer understands and acknowledges that it is receiving the Transferred Securities on an “as is” basis, and that other than as explicitly represented by the Sponsor herein, the Sponsor is not providing any representations or warranties regarding, and other than with respect to the representations and warranties provided by the Sponsor, will not have any liability with respect to, the Transferred Securities or the SPAC.

Section 3.07 No Sanctions. Buyer represents and warrants that Buyer is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), or in any Executive Order issued by the President of the United States and administered by OFAC, or a person or entity prohibited by any OFAC sanctions program or a person or entity whose property and interests in property subject to U.S. jurisdiction are otherwise blocked under any U.S. laws, Executive orders or regulations, (ii) a person or entity listed on the Sectoral Sanctions Identifications (“SSI”) List maintained by OFAC or otherwise determined by OFAC to be subject to one or more of the Directives issued under Executive Order 13662 of March 20, 2014, or on any other of the OFAC Consolidated Sanctions Lists, (iii) an entity owned, directly or indirectly, individually or in the aggregate, 50 percent or more by one or more persons described in subsections (i) or (ii), (iv) a person or entity named on the U.S. Department of Commerce, Bureau of Industry and Security Denied Persons List, Entity List, or Unverified List (“BIS Lists”) (collectively, (i) through (iv), a “Restricted Person”), or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Buyer agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Buyer is permitted to do so under applicable law.  Buyer represents that it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC and BIS sanctions programs, including for Restricted Persons, and otherwise to ensure compliance with all applicable sanctions and embargo laws, statutes, and regulations.  Buyer further represents and warrants that it maintains policies and procedures reasonably designed to ensure that the funds held by Buyer and to be used to purchase the Transferred Securities were legally derived.

ARTICLE IV

 CLOSING CONDITIONS

Section 4.01 Conditions to the Obligations of the Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by Buyer) on or prior to the Closing of each of the following conditions:

(a) The representations and warranties of Sponsor and the SPAC set forth in ARTICLE II of this Agreement shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date).

(b) SPAC and Sponsor shall have performed, satisfied and complied in all material respects with all covenants and agreements contained in this Agreement.

(c) SPAC shall have delivered an executed waiver, in a form attached hereto as Exhibit A, that the Underwriters have waived the deferred underwriting fee pursuant to the Underwriting Agreement.

(d) Sponsor and SPAC shall have executed and delivered to SPAC’s transfer agent instructions (and, if requested by such transfer agent, any legal opinions) for transfer of the Transferred Securities to Buyer.

(e) [Reserved]

(f) SPAC shall have delivered to Buyer the resignation of each officer and director of SPAC on the terms as set forth in Section 1.05 of this Agreement.

(g) Sponsor shall have obtained all requisite consents necessary for the consummation of the transactions contemplated by this Agreement.

(h) Sponsor shall have delivered to Buyer an Ordinary Resolution appointing the New Directors to the board of directors of the SPAC, effective as of the Closing.

(i) SPAC shall have delivered to Buyer evidence of the termination of the Administrative Support Services Agreement, dated as of May 21, 2021, by and between SPAC and Sponsor, effective as of the Closing Date, executed by Sponsor and SPAC.

(j) Buyer shall enter into a joinder to the Registration Rights Agreement, dated November 2, 2021, by and between SPAC and Sponsor (the “Registration Rights Agreement”), and pursuant to such joinder, will receive the same rights and benefits with respect to the Transferred Securities as the Sponsor has with respect to the securities of the SPAC held by the Sponsor immediately prior to the Closing Date.

(k) The Class A Ordinary Shares, warrants and units of SPAC remain listed on Nasdaq.

(l) The SPAC shall have appointed new signatories to its bank accounts or shall have closed such bank accounts and transferred the funds therein (if any) to an account established by Buyer.

(m) The SPAC shall have delivered to Buyer a good standing certificate (or similar documents applicable for such jurisdiction) certified as of a date no earlier than five days prior to the Closing Date from the proper governmental authority of SPAC’s jurisdiction of organization.

(n) SPAC shall have delivered to Buyer evidence of Sponsor’s surrender to SPAC, for cancelation, of that certain Promissory Note, dated March 16, 2022, in a principal amount of $450,000, that certain Promissory Note, dated November 8, 2023, in a principal amount of $120,000, and that certain Promissory Note, dated January 30, 2023, in a principal amount of $330,000.

(o) Buyer shall have delivered to Sponsor and SPAC a copy of the joinder to the Insider Letter, duly executed by the Buyer.

Section 4.02 Conditions to the Obligations of the Sponsor. The obligations of Sponsor to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by Sponsor) on or prior to the Closing of each of the following conditions:

(a) The representations and warranties of Buyer set forth in ARTICLE III of this Agreement shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date).

(b) Buyer shall have performed, satisfied and complied in all material respects with all covenants and agreements contained in this Agreement.

(c) Buyer shall have paid the Closing Purchase Price to Sponsor.

ARTICLE V
POST-CLOSING ACTION

Section 5.01 Regaining Nasdaq Compliance. Following the Closing, the Sponsor shall cooperate with the SPAC and the Buyer as reasonably necessary to obtain written confirmation from Nasdaq indicating that the SPAC is in compliance with Nasdaq Listing Rule 5450(a)(2), which requires the SPAC to maintain at least 400 total holders for continued listing on the Nasdaq Global Market. As described on Schedule I (Covered Expenses), the banking and/or broker fees required to so regain compliance shall be borne by the Buyer, and Sponsor shall not bear any monetary liability related to the SPAC’s regaining compliance with the foregoing Nasdaq Listing Rule or obtaining the foregoing confirmation from Nasdaq. SPAC shall provide to Buyer any correspondence of SPAC and/or its counsel with Nasdaq concerning the previous deficiency of SPAC concerning Nasdaq Listing Rule 5450(b)(2)(A) (the MVLS Rule), which SPAC confirms has already been cured by SPAC.

ARTICLE VI
INDEMNIFICATION; EXCULPATION; RELEASE

Section 6.01 Survival of Representations and Covenants. All representations, warranties, covenants, and agreements contained herein and all related rights to indemnification shall survive the Closing for a period of eighteen (18) months.

Section 6.02 Indemnification By Sponsor. Subject to the other terms and conditions of this ARTICLE VI, Sponsor shall defend, indemnify, and hold harmless Buyer, its Affiliates and their respective shareholders, members, directors, managers, officers and employees from and against all claims, judgments, damages, liabilities, settlements, losses, costs, and expenses, including reasonable attorneys' fees and disbursements (collectively, a “Loss”), arising from or relating to any breach of any of the representations or warranties of Sponsor (solely, and not with respect to any representations or warranties of SPAC) contained in Sections 2.01 (Organization and Authority; Enforceability) and 2.07 (Ownership of Transferred Securities) of this Agreement (provided, however, that the liability of the Sponsor under this provision shall only cover any Losses (if any), in the aggregate, in excess of US $50,000, and Sponsor shall not have any liability for the initial US $50,000 of Losses incurred by Buyer, its Affiliates and their respective shareholders, members, directors, managers, officers and employees under this provision), and, provided further, that the maximum aggregate liability of Sponsor for any Losses with respect to the matters set forth in this Section 6.02 shall be equal to the lower of (i) the aggregate amount of expenses incurred by Buyer in operating the SPAC until the earlier of the consummation of Business Combination or the lapse of the survival period specified in Section 6.01, and (ii) $200,000.

 Section 6.03 Indemnification as Exclusive Remedy. Except in the case of fraud or wilful misconduct, the sole recourse and exclusive remedy of the Buyer against the Sponsor, for any breaches or alleged breaches of any representations, warranties, covenants and agreements contained in this Agreement, any agreement, or instrument contemplated hereby, any document relating hereto or thereto contained in any Schedules or Exhibits to this Agreement, or otherwise arising from the transactions contemplated hereby or the operations of the SPAC prior to the Closing, shall be to assert a claim for indemnification under the indemnification provisions of Section 6.02 of this Agreement. In furtherance of the foregoing, the Buyer and each of its respective Affiliates or representatives hereby waives, from and after the Closing, to the fullest extent permitted under applicable law, any and all rights, claims, and causes of action it may have against the Sponsor, its Affiliates or any of their representatives relating to the subject matter of this Agreement, other than its indemnification rights pursuant to Section 6.02 of this Agreement.

For purposes of this Agreement, “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

Without prejudice to the first paragraph of this Section 6.03 above, , in no event shall the Sponsor or SPAC be liable to the Buyer, its Affiliates, and their respective shareholders, members, directors, managers, officers, and employees for consequential, indirect, incidental, special, exemplary, punitive or enhanced damages, lost profits or diminution of value arising out of, relating to or in connection with any breach of this Agreement, regardless of whether such damages were foreseeable, whether or not such person was advised of the possibility of such damages, and the legal or equitable theory (contract, tort or otherwise) upon which the claim is based.

Section 6.04 Indemnification By Buyer. Subject to the other terms and conditions of this ARTICLE VI, Buyer shall defend, indemnify, and hold harmless Sponsor, its Affiliates, and their respective shareholders, members, directors, managers, officers, and employees from and against all Losses arising from or relating to:

(a) all Loss arising from or relating to any breach of any of the representations or warranties of Buyer contained in this Agreement or any document delivered in connection herewith; or

(b) any Loss arising from or relating to any negligence, willful misconduct or fraud of Buyer or any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Buyer pursuant to this Agreement;

Notwithstanding any other provision of this Agreement, in no event shall the Buyer be liable to the Sponsor, its Affiliates, and their respective shareholders, members, directors, managers, officers, and employees for consequential, indirect, incidental, special, exemplary, punitive or enhanced damages, lost profits or diminution of value arising out of, relating to or in connection with any breach of this Agreement, regardless of whether such damages were foreseeable, whether or not such person was advised of the possibility of such damages, and the legal or equitable theory (contract, tort or otherwise) upon which the claim is based.

ARTICLE VII

TERMINATION

Section 7.01 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing as follows:

(a)	by mutual written consent of the Parties;

(b)	automatically if the Closing shall not have occurred by February 15, 2024 (the “Outside Date”);

(c)	by written notice by Buyer if any of the conditions to the Closing set forth in Section 4.01 or by the Sponsor if any of the conditions to the Closing set forth in Section 4.02 have not been satisfied or waived; or

(d)	by written notice by Buyer to the Sponsor if there has been a material breach by the Sponsor of any of its representations, warranties, covenants or agreements contained in this Agreement, and the material breach or inaccuracy is incapable of being cured or is not cured within the earlier of (i) twenty days after written notice of such breach or inaccuracy is provided to Buyer or (ii) the Outside Date.

ARTICLE VII
MISCELLANEOUS

Section 7.01 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, unless as otherwise specified herein.

Section 7.02 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

Section 7.03 Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.03):

If to Buyer:	Evergreen Investment Partners AG
E-mail: emmanuel.meyer@evinpa.ch Attention: Emmauel Meyer

If to Sponsor:	Stephen T.Wills Cactus Acquisition Corp. 1 Ltd Email: swills@palatin.com

Section 7.04 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 7.05 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify the Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 7.06 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 7.07 No Third-Party Beneficiaries. Except as provided in ARTICLE VI, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.08 Amendment and Modification. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto.

Section 7.09 Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

Section 7.10 Governing Law. This Agreement shall be governed by the laws of the State of New York, without regard to conflict of laws principles.

Section 7.11 Submission to Jurisdiction. Each Party (i) irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan, New York, New York (collectively, the “Courts”), for purposes of any action, suit or other proceeding arising out of this Agreement; and (ii) agrees not to raise any objection at any time to the laying or maintaining of the venue of any such action, suit or proceeding in any of the Courts, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such action, suit or other proceeding, that such Court does not have any jurisdiction over such Party. Any Party may serve any process required by such Courts by way of notice.

Section 7.12 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 7.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 7.14 Waiver against Trust. Sponsor hereby agrees, on behalf of itself and its Affiliates, that, notwithstanding anything to the contrary in this Agreement, neither Sponsor nor any of its Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the trust account of SPAC containing the proceeds of its initial public offering and the concurrent private placement for the benefit of the public shareholders of SPAC (the “Trust Account”) or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between Buyer, SPAC or their respective Affiliates, on the one hand, and Sponsor or its Affiliates, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). Sponsor on behalf of itself and its Affiliates hereby irrevocably waives any Released Claims that Sponsor or any of its Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with Buyer, SPAC or their respective Affiliates). Sponsor agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by Buyer and its Affiliates to induce Buyer to enter into this Agreement, and Sponsor further intends and understands such waiver to be valid, binding and enforceable against Sponsor and each of its Affiliates under applicable law. Notwithstanding the foregoing, (i) nothing herein shall serve to limit or prohibit the right of Sponsor or any of its equity holders to pursue a claim against SPAC for legal relief against assets of SPAC or its successor held outside the Trust Account, for specific performance or other equitable relief pursuant to the terms hereof, (ii) nothing herein shall serve to limit or prohibit any claims that Sponsor or any of its equity holders may have in the future against SPAC’s assets or funds that are not held in the Trust Account of SPAC or its successor (including any funds that have been released to SPAC or its successor from the Trust Account and any assets that have been purchased or acquired with such funds) and (iii) nothing herein shall be deemed to limit the right, title, interest or claim of Sponsor, its equity holders or any of its Affiliates to any monies held in the Trust Account by virtue of its record or beneficial ownership of SPAC’s Class A Ordinary Shares (for the avoidance of doubt, other than the Sponsor Class A Ordinary Shares, which were converted from Class B Ordinary Shares and which have no right, title, interest or claim of any kind in or to any monies in the Trust Account), pursuant to a validly exercised redemption right with respect to any such Class A Ordinary Shares.

Section 7.15 Entire Agreement. This Agreement, together with all related exhibits and schedules, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

BUYER

EVGI Limited

By:	/s/ Emmanuel Meyer
Name:	Emmanuel Meyer
Title:	Managing Director

SPONSOR

Cactus Healthcare Management LP

By: Cactus Healthcare Management LLC, its sole General Partner

By:	/s/ Stephen T. Wills
Name:	Stephen T. Wills
Title:	Secretary

SPAC

Cactus Acquisition Corp. 1 Ltd.

By:	/s/ Ofer Gonen
Name:	Ofer Gonen
Title:	CEO

Schedule I

Covered Expenses

Schedule 2.11

Liabilities

Schedule 2.12

Trust Waiver

Exhibit A

Waiver by Underwriters of Deferred Underwriting Fee